Exhibit 10.2

REAFFIRMATION OF GUARANTY

The undersigned has executed that certain Guaranty Agreement dated as of July 24, 2013 (the “Guaranty”), in favor of Bank of America, N.A., a national banking association, and its successors and assigns (“Lender”). The Guaranty was entered into in connection with a $60,000,000 loan (the “Loan”) made by Lender to RIF I – Don Julian, LLC, a California limited liability company, RIF I – Lewis Road, LLC, a California limited liability company, RIF I – Oxnard, LLC, a California limited liability company, RIF I – Walnut, LLC, a California limited liability company, Rexford Business Center – Fullerton, LLC, a California limited liability company, RIF II – Kaiser, LLC, a California limited liability company, and RIF III – Irwindale, LLC, a California limited liability company (individually and collectively, the “Original Borrower”). Pursuant to the Guaranty, the undersigned guaranteed certain obligations owing by Borrower under, among other things, that certain Term Loan Agreement dated as of July 24, 2013 (the “Loan Agreement”) between Original Borrower and Lender. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement, as modified by the Modification Agreement (defined below).

Concurrently herewith, the Loan Documents are being modified to provide for, among other things, the release of RIF II – Kaiser, LLC, as a “Borrower” under the Loan Documents, the addition of Rexford Industrial – Madera Industrial, LLC, a Delaware limited liability company (“Additional Borrower”) as a “Borrower” under the Loan Documents, and the substitution of the Rexford Industrial – Madera Property for the RIF II – Kaiser Property as collateral for the loan (including the reconveyance of the lien of the RIF II – Kaiser Mortgage and the acceptance of the Rexford Industrial – Madera Mortgage), all pursuant to a Modification and Assumption Agreement dated of even date herewith (the “Modification Agreement”).

The undersigned hereby acknowledges notice of the Modification Agreement and all of the other documents being executed and delivered in connection therewith (collectively, the “Modification Documents”), consents thereto, and hereby reaffirms and agrees that:

(a) the undersigned’s obligations and covenants set forth in the Guaranty shall remain in full force and effect after giving effect to the Modification Documents;

(b) nothing in the Guaranty obligates Borrower or Lender to notify the undersigned of any changes in the financial accommodations available to Borrower or to seek reaffirmations of the Guaranty; and

(c) no requirement to notify the undersigned or to seek the undersigned’s reaffirmation in the future shall be implied by the execution of this Reaffirmation of Guaranty.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Reaffirmation of Guaranty to Lender as of January 24, 2014.

REXFORD INDUSTRIAL REALTY, INC.,
a Maryland corporation,

By:	/s/ Howard Schwimmer
Name:	Howard Schwimmer
Title:	Co-Chief Executive Officer